Exhibit 99.2

LETTER OF TRANSMITTAL

To Offer to Exchange

each

unit

of

BANCO SANTANDER (BRASIL) S.A.

for

0.70 of an ordinary share of

BANCO SANTANDER, S.A.

represented by

American Depositary Shares

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF SANTANDER BRASIL UNITS WILL EXPIRE AT [—] EASTERN TIME ([—] SÃO PAULO TIME) (THE “EXPIRATION TIME”) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED. THE EXPIRATION DATE IS CURRENTLY [—], 2014, BUT THIS DATE WILL CHANGE IF THE EXCHANGE OFFER IS EXTENDED.

IF THE SUBSEQUENT OFFERING PERIOD IS TRIGGERED, SANTANDER SPAIN WILL ANNOUNCE THE DATES OF THE SUBSEQUENT OFFERING PERIOD (AND THE TENDERING PERIODS INCLUDED THEREIN) AT THE TIME IT ANNOUNCES WHETHER OR NOT THE SUBSEQUENT OFFERING PERIOD WILL BE AVAILABLE. HOLDERS OF SANTANDER BRASIL UNITS DESIRING TO TENDER THEIR SANTANDER BRASIL UNITS DURING THE TENDERING PERIODS INCLUDED IN THE SUBSEQUENT OFFERING PERIOD SHOULD USE THE SAME DOCUMENTS THAT WOULD BE USED IF THEIR SANTANDER BRASIL UNITS WERE TO BE TENDERED PRIOR TO THE EXPIRATION TIME.

The U.S. Exchange Agent for the Exchange Offer is

JPMORGAN CHASE BANK, N.A.

***By Mail:

Banco Santander (Brasil) S.A.

Shareholders Records and Services Dept.

(Serv. de Registro e Atendimento a Acionistas)

Attn: Aparecido Dimondo or Wilson Gonçalves da Cruz

Rua Amador Bueno, 474 – Bloco D, 2º andar – Santo Amaro

São Paulo - SP, 04752-005

Federative Republic of Brazil

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

1.	REGISTERED HOLDERS

Full Name/Corporate Name

Address

2.	DESCRIPTION OF UNITS TENDERED

Names(s) and Address(es) of Registered Holder(s) (Please fill in, exactly as name(s) appear(s) on Share Registry)	Santander Brasil Units Tendered (Please attach additional signed list, if necessary)
	RDE-IED Number	Total Number of Santander Brasil Units Tendered (1)

Total Santander Brasil Units Tendered

(1)	By signing and submitting this Letter of Transmittal you warrant that these Santander Brasil units will not be sold unless properly withdrawn from the exchange offer.

In order to validly tender Santander Brasil units (as defined below) through the U.S. Exchange Agent, this Letter of Transmittal, share transfer order (“Transferência de Ações Escriturais/Nominativas”, which we refer to as “OTA”) and the related applicable tax forms and the other documents described in this Letter of Transmittal must be delivered to Banco Santander (Brasil) S.A. (“Santander Brasil”), acting as its own share registrar (which we refer to as the “Brazilian share registrar”). The Brazilian share registrar will accept receipt of such documents on behalf of the U.S. Exchange Agent, and valid delivery to the Brazilian share registrar will be deemed valid delivery to the U.S. Exchange Agent for purposes of this Letter of Transmittal and the exchange offer. Delivery of this Letter of Transmittal, the OTA and the other required documents to an address other than as set forth above will not constitute valid delivery to the U.S. Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided therefor below and complete the Substitute Form W-9 set forth below.

Shareholders must use this Letter of Transmittal to accompany Santander Brasil units tendered in the exchange offer through the U.S. Exchange Agent pursuant to the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units —Tender of Santander Brasil Shares and Santander Brasil Units through the U.S. Exchange Agent.” In order to validly tender Santander Brasil units through the U.S. Exchange Agent, shareholders must first convert their investment in Santander Brasil units in Brazil from a 2,689 investment to a 4,131 investment, as such terms are defined in the section of the Offer to Exchange/Prospectus (as defined below) entitled “Questions and Answers About the Proposed Exchange Offer,” by using the procedure for this conversion described in the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units—Tender of Santander Brasil Shares and Santander Brasil Units through the U.S. Exchange Agent.”

IMPORTANT

SHAREHOLDER: SIGN HERE

(Please Complete Substitute Form W-9 Included Herein)

Signature(s) of Registered Holders of Santander Brasil units

Printed Name(s)

Capacity (Full Title)

(See Instructions)

Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on Santander Brasil’s share register. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 3, 4 and 5)

To be completed ONLY if the evidence of book-entry Santander Spain ADSs is to be issued in the name of someone other than the undersigned

Issue To:

Name

(Please Print)

Address

(Include Zip Code)

(Recipient must complete Substitute Form W-9 below)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the evidence of book-entry Santander Spain ADSs is to be sent to someone other than the undersigned or to an address other than the address of the registered holder(s) listed above in the box entitled “Description of ADSs Tendered”.

Mail To:

Name

(Please Print)

Address

(Include Zip Code)

BOX G – Request for Taxpayer Identification Number and Certification – Substitute Form W-9

Certification: Under penalties of perjury, I certify that:	Social Security Number
1. The number shown on this form is my (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: withholding, (b) I have not been notified by that I am subject to backup withholding as a interest or dividends, or (c) the IRS has notified to backup withholding, and 3. I am a U.S. citizen or other U.S. person (as defined in the instructions below), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.		–	–

Employer Identification Number
/

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Required: Check appropriate box for federal tax classification:

☐  Individual/sole proprietor    ☐  C Corporation    ☐  S Corporation    ☐  Partnership    ☐  Trust/estate

☐  Limited liability company. Enter tax classification (C=C corporation, S=S corporation, P=partnership):

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature:	Date:

NOTICE TO NON-RESIDENT ALIEN INDIVIDUALS OR FOREIGN ENTITIES (e.g. foreign corporation, partnership or trusts): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. COMPLETE FORM W-8BEN OR W-8BEN-E CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO FEDERAL BACKUP WITHHOLDING AT THE CURRENT APPLICABLE RATE. OBTAIN A COPY OF FORM W-8BEN OR W-8BEN-E AT www.irs.gov OR CALL 1-866-701-1815.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Banco Santander, S.A. (“Santander Spain”) the above-mentioned units (each of which represents one Santander Brasil common share and one Santander Brasil preferred share and which we refer to as “Santander Brasil units”) of Santander Brasil pursuant to Santander Spain’s exchange offer to acquire all the issued and outstanding (i) common shares of Santander Brasil (the “Santander Brasil common shares”), (ii) preferred shares of Santander Brasil (the “Santander Brasil preferred shares” and, together with the Santander Brasil common shares, the “Santander Brasil shares”), (iii) Santander Brasil units and (iv) American Depositary Shares of Santander Brasil (each of which represents one Santander Brasil unit and which we refer to as “Santander Brasil ADSs,” and together with the Santander Brasil shares and the Santander Brasil units, the “Santander Brasil Securities”), in each case other than any Santander Brasil Securities owned directly or indirectly by Santander Spain, in exchange for ordinary shares, nominal value €0.50 per share (the “Santander Spain ordinary shares”), of Santander Spain represented by American Depositary Shares (each of which represents one Santander Spain ordinary share and which we refer to as “Santander Spain ADSs”) upon the terms and subject to the conditions set forth in the offer to exchange/prospectus, dated [—], 2014 (the “Offer to Exchange/Prospectus”), and in this Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “exchange offer”), receipt of which are hereby acknowledged. Terms used but not defined in this Letter of Transmittal that are defined in the Offer to Exchange/Prospectus have the meaning given to such terms in the Offer to Exchange/Prospectus.

The undersigned acknowledges that the exchange offer expires at [—] Eastern time ([—] São Paulo time) on the expiration date, which is currently [—], 2014, but this date will change if the exchange offer is extended.

If the Subsequent Offering Period (as defined in the Offer to Exchange/Prospectus) is triggered, Santander Spain will announce the dates of the Subsequent Offering Period (and the tendering periods included therein) at the time it announces whether or not such Subsequent Offering Period will be available. Holders of Santander Brasil units desiring to tender their Santander Brasil units during the tendering periods included in the Subsequent Offering Period should use the same documents that would be used if their Santander Brasil units were to be tendered prior to the expiration time.

Upon the terms and subject to the conditions of the exchange offer (and, if the exchange offer is extended, amended or earlier terminated, the terms and conditions of any such extension, amendment or termination), and subject to, and effective upon, acceptance of Santander Brasil units tendered herewith in accordance with the terms of the exchange offer, the undersigned hereby (1) sells, assigns and transfers to or upon the order of Santander Spain all right, title and interest in and to all of the Santander Brasil units tendered hereby (and any and all dividends, distributions, rights, other shares of Santander Brasil or other securities issued, paid, distributed or issuable, payable or distributable in respect thereof with a record date on or after the third business day from the date on which the Santander Brasil Securities are accepted for exchange in the exchange offer (collectively, “Distributions”)); (2) orders the registration of any Santander Brasil units that are accepted pursuant to the exchange offer to or upon the order of Santander Spain; and (3) appoints the U.S. Exchange Agent as attorney-in-fact of the undersigned with respect to such Santander Brasil units (and any and all Distributions), with the full knowledge that the U.S. Exchange Agent also acts as the agent of Santander Spain, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to perform the following functions on the undersigned’s behalf:

(a)	deliver to Santander Spain the Santander Brasil units validly tendered by the undersigned through the U.S. Exchange Agent into, and not withdrawn from, the exchange offer, thereby subscribing for the Santander Spain ordinary shares to be issued for your account;

(b)	provide Santander Spain with delivery instructions so as to enable Santander Spain to deposit with the custodian for the Santander Spain ADR program the Santander Spain ordinary shares issued for the account of the undersigned in the exchange offer;

(c)	instruct the Santander Spain ADS depositary to issue the Santander Spain ADSs issued for the account of the undersigned and deposited pursuant to the preceding clause (b) and to deliver such Santander Spain ADSs to the U.S. Exchange Agent;

(d)	deliver to the undersigned the Santander Spain ADSs the U.S. Exchange Agent receives pursuant to the preceding clause (c) after settlement of the exchange offer; and

(e)	aggregate the fractional Santander Spain ADSs that the undersigned would otherwise be entitled to receive pursuant to the exchange offer with those fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all other tendering holders tendering through the U.S. Exchange Agent would otherwise be entitled to receive pursuant to the exchange offer, sell such fractional Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. Exchange Agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to the undersigned and such other tendering holders.

This power of attorney is granted in consideration of the acceptance of such Santander Brasil units tendered in accordance with the terms of the exchange offer and is irrevocable unless and until the undersigned withdraws such Santander Brasil units from the exchange offer. Such acceptance shall, without further action, revoke any prior powers of attorney granted by the undersigned at any time with respect to such Santander Brasil units (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The undersigned acknowledges and agrees that title to the Santander Brasil units validly tendered into, and not withdrawn from, the exchange offer will automatically transfer to Santander Spain on the third business day from the acceptance by Santander Spain of the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered pursuant to the exchange offer (which will take place on the expiration date).

The undersigned understands that Santander Spain will exchange 0.70 of a Santander Spain ADS (each Santander Spain ADS represents one Santander Spain ordinary share) for each Santander Brasil unit accepted for exchange in the exchange offer, upon the terms and subject to the conditions of the exchange offer. If the exchange ratio is adjusted as described in the Offer to Exchange/Prospectus, holders of Santander Brasil units desiring to tender their Santander Brasil units should use the same documents that would be used if the exchange ratio were not adjusted.

The undersigned hereby covenants, represents and warrants to Santander Spain and the U.S. Exchange Agent that:

(a)	the undersigned has full power and authority to accept the exchange offer and to irrevocably sell, assign, and transfer the Santander Brasil units in respect of which the exchange offer is being accepted or deemed to be accepted (and any and all Distributions in respect thereof);

(b)	on the third business day from the date on which Santander Spain accepts such Santander Brasil units for exchange, Santander Spain will acquire good title thereto, free and clear of all liens, charges, encumbrances and other third party interests, and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all Distributions payable to a holder thereof; and

(c)	by tendering such Santander Brasil units into the exchange offer, the undersigned approves and ratifies the exchange offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. Exchange Agent or Santander Spain to be necessary or desirable to complete the sale, assignment and transfer of the Santander Brasil units tendered hereby (and any and all Distributions).

All properly completed and duly executed letters of transmittal, OTAs and any other required documents delivered to the U.S. Exchange Agent or to the Brazilian share registrar on behalf of the U.S. Exchange Agent by the undersigned or on its behalf will be deemed, without any further action by the U.S. Exchange Agent, to constitute acceptance by the undersigned of the exchange offer with respect to the Santander Brasil units tendered therewith in the exchange offer upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus and this Letter of Transmittal.

The undersigned recognizes that under certain circumstances set forth in the Offer to Exchange/Prospectus, Santander Spain may terminate or amend the exchange offer.

The undersigned acknowledges that there will be no guaranteed delivery process available to tender Santander Brasil units.

For purposes of the exchange offer, the undersigned understands that Santander Spain will be deemed to have accepted for exchange validly tendered Santander Brasil units, or defectively tendered Santander Brasil units with respect to which Santander Spain has waived such defect, if, as and when Santander Spain gives oral (promptly confirmed in writing) or written notice thereof to the U.S. Exchange Agent.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligations or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Exchange/Prospectus, this tender of Santander Brasil units is irrevocable unless and until the undersigned withdraws the tender of such Santander Brasil units from the exchange offer.

The undersigned understands that the valid tender of Santander Brasil units pursuant to the procedures described in the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units—Tender of Santander Brasil Shares and Santander Brasil Units through the U.S. Exchange Agent” and in the instructions hereto will constitute a binding agreement among the undersigned and Santander Spain upon the terms and subject to the conditions of the exchange offer (and, if the exchange offer is extended, amended or earlier terminated, the terms or conditions of any such extension, amendment or termination). The undersigned recognizes that under certain circumstances set forth in the Offer to Exchange/Prospectus, Santander Spain may not be required to accept for exchange any of the Santander Brasil units tendered hereby.

The undersigned understands that in order to validly tender Santander Brasil units through the U.S. Exchange Agent, the undersigned must first convert the undersigned’s investment in Santander Brasil units in Brazil from a 2,689 investment to a 4,131 investment, as such terms are defined in the section of the Offer to Exchange/Prospectus entitled “Questions and Answers About the Proposed Exchange Offer,” by using the procedure for this conversion described in the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units—Tender of Santander Brasil Shares and Santander Brasil Units through the U.S. Exchange Agent.”

In addition, the undersigned understands that in order to validly tender Santander Brasil units through the U.S. Exchange Agent, the undersigned must also submit a properly executed and completed OTA and related applicable tax forms that are included with this Letter of Transmittal. The undersigned understands that although it may withdraw the Santander Brasil units it tenders through the U.S. Exchange Agent at any time prior to the expiration time by providing a written notice of withdrawal to the U.S. Exchange Agent, by signing the OTA the undersigned will irrevocably authorize the Brazilian share registrar to impose a stop transfer order on all of the Santander Brasil units tendered through the U.S. Exchange Agent, which will prevent the undersigned from being able to transfer such Santander Brasil units from the date the OTA is signed until the date the exchange offer is completed or terminated.

The undersigned understands that the delivery and surrender of the Santander Brasil units is not effective, and the risk of loss of such Santander Brasil units does not pass to the U.S. Exchange Agent, until the U.S. Exchange Agent receives the Santander Brasil units with this Letter of Transmittal and the OTA and related tax forms enclosed herewith, properly completed and duly executed, or an agent’s message, as applicable, together with all accompanying evidences of authority in form satisfactory to Santander Spain and any other required documents.

Unless otherwise indicated below under “Special Issuance Instructions,” the undersigned hereby requests that the book-entry Santander Spain ADSs be registered in, and a check for cash paid in lieu of fractional Santander Spain ADSs be issued in, the name(s) of the registered holder(s) appearing above in the box entitled “Registered Holder.” Similarly, unless otherwise indicated below in the box entitled “Special Delivery Instructions,” the undersigned hereby requests that the evidence of book-entry Santander Spain ADSs and a check for cash paid in lieu of fractional Santander Spain ADSs be mailed to the address(es) of the registered holder(s) appearing above in the box entitled “Registered Holder.” In the event that the boxes below entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, the undersigned hereby requests that the evidence of book-entry Santander Spain ADSs be registered in, and a check for cash paid in lieu of fractional Santander Spain ADSs be issued in, the name(s) of the person(s) so indicated and, if applicable, be mailed to the address(es) so indicated.

If book-entry Santander Spain ADSs are to be registered in, or a check for cash paid in lieu of fractional Santander Spain ADSs are to be issued in, the name of any person(s) other than the registered holder(s), or if Santander Brasil units tendered herewith are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such other person(s), will be deducted from the offer price of the Santander Brasil units acquired in the exchange offer unless evidence satisfactory to Santander Spain and the U.S. Exchange Agent of the payment of such taxes, or exemption therefrom, is submitted.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

Please read this information carefully.

1.	Requirements for Tender. This Letter of Transmittal is to be completed by holders of Santander Brasil units to be tendered in the exchange offer through the U.S. Exchange Agent. For a holder of Santander Brasil units to validly tender such Santander Brasil units in the exchange offer, a properly completed and duly executed Letter of Transmittal, a properly completed and duly executed OTA and the related tax forms enclosed with this Letter of Transmittal, and any other required documents, must be received by the Brazilian share registrar at one of its addresses set forth herein prior to the expiration time. Valid delivery to the Brazilian share registrar will be deemed for purposes of this Letter of Transmittal and the exchange offer to constitute valid delivery to the U.S. Exchange Agent.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE OTA AND THE RELATED TAX FORMS ENCLOSED WITH THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY PURSUANT TO THE PROCEDURES OF THE BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE THROUGH WHICH YOU MAY HOLD YOUR SANTANDER BRASIL UNITS, IS AT YOUR ELECTION AND RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN SUCH DOCUMENTS ARE ACTUALLY RECEIVED BY THE BRAZILIAN SHARE REGISTRAR. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY BY THE EXPIRATION TIME. DO NOT SEND LETTERS OF TRANSMITTAL, OTAS OR OTHER DOCUMENTS TO SANTANDER SPAIN OR THE U.S. EXCHANGE AGENT DIRECTLY.

Santander Spain will not accept any alternative, conditional or contingent tenders, and no fractional Santander Brasil units will be exchanged. By executing this Letter of Transmittal, the tendering holder of Santander Brasil units waives any right to receive any notice of the acceptance for exchange of the Santander Brasil units.

2.	Inadequate Space. If the space provided herein under “Description of Units Tendered” is inadequate, the number of Santander Brasil units tendered should be listed on a separate signed schedule and attached hereto.

3.	Signatures on Letter of Transmittal, OTA and other required documents.

(a).	Exact Signatures. If this Letter of Transmittal, the OTA and other required documents are signed by the registered holder(s) of Santander Brasil units tendered hereby, the signature(s) must correspond with the name(s) as written in Santander Brasil’s share registry with the Brazilian share registrar without alteration or any other change whatsoever.

(b).	Joint Holders. If any Santander Brasil units tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal, the OTA and other required documents.

(c).	Different Names on Brazilian Share Registry. If any Santander Brasil units tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal, the OTAs and other required documents as there are different registrations of such Santander Brasil units.

(d).	Endorsements; Signing Authority. If this Letter of Transmittal, the OTA and other required documents are signed by the registered holder(s) of the Santander Brasil units tendered hereby, no separate stock powers are required unless the issuance of Santander Spain ADSs and payment for fractional Santander Spain ADSs are to be made in the name of any person other than the registered holder(s).

If this Letter of Transmittal, the OTA and other required documents are signed by a person other than the registered holder(s) of the Santander Brasil units tendered hereby, this Letter of Transmittal must be accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) in Santander Brasil’s share registry with the Brazilian share registrar.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Santander Spain of such person’s authority to act must be submitted.

If the OTA is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other entity or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Santander Spain and the Brazilian share registrar of such person’s authority to act must be submitted. If the registered holder is a corporation or other entity, the applicable corporate or similar documents appointing the registered holder’s legal representatives and the power of attorney, duly issued according to such corporate documents, granting such signing authority must be submitted. If the registered holder is an individual, a power of attorney with specific powers authorizing the holder’s representative to represent the holder in the exchange offer and to transfer the Santander Brasil units on the holder’s behalf must be submitted. Documents executed outside Brazil must be notarized and legalized before a Brazilian Consulate and translated by a sworn translator if not in Portuguese.

4.

Stock Transfer Taxes. Except as otherwise indicated in this Instruction 4, Santander Spain will pay all United States stock transfer taxes payable with respect to the transfer of any Santander Brasil units, or by its order, pursuant to the exchange offer. If, however, book-entry Santander Spain ADSs are to be registered in, or a check for cash paid in lieu of fractional Santander Spain ADSs is to be issued in, the name of any person(s) other than the registered holder(s), or if Santander Brasil units tendered herewith are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such other person(s) will be deducted from the offer price for the Santander Brasil units acquired in the exchange offer or billed directly to the registered holder(s) or such other person(s) unless evidence satisfactory to Santander Spain and the U.S. Exchange Agent of the payment of such taxes, or exemption therefrom, is submitted.

5.	Special Issuance and Delivery Instructions. If the Santander Spain ADSs are to be registered in the name of a person other than the registered holder(s) listed above in the box entitled “Registered Holder”, or if the evidence of book-entry Santander Spain ADSs is to be sent to an address other than that listed above in the box entitled “Registered Holder,” the appropriate boxes on this Letter of Transmittal should be completed.

6.	Tax Identification Number. Holders of Santander Brasil units tendered in the exchange offer must provide the U.S. Exchange Agent with their correct taxpayer identification number. In general, a holder’s taxpayer identification number will be the holder’s social security number (SSN), individual taxpayer identification number (ITIN) or employer identification number (EIN).

7.	Definition of U.S. Person. For federal tax purposes, you are considered a U.S. person if you are (1) an individual who is a U.S. citizen or U.S. resident alien, (2) a partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (3) an estate (other than a foreign estate), or (4) a domestic trust (as defined in Regulation Section 301.7701-7).

8.	Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Santander Brasil units will be determined by Santander Spain in its sole discretion, and its determination shall be final and binding to the fullest extent permitted by law. Santander Spain reserves the absolute right to reject any and all tenders of Santander Brasil units that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Santander Spain also reserves the absolute right to waive any defect or irregularity in the tender of any Santander Brasil units. No tender of Santander Brasil units will be deemed to be validly made until all defects and irregularities in tenders of such Santander Brasil units have been cured or waived by Santander Spain. None of Santander Spain or any of their respective affiliates or assigns, the information agent, the U.S. Exchange Agent or any other person is or will be under any duty to give any notification of any defects or irregularities in the tender of Santander Brasil units and none of them will incur any liability for failure to give any such notice. Santander Spain’s interpretation of the terms and conditions of the exchange offer, including the Letter of Transmittal, will be final and binding to the fullest extent permitted by law.

9.	Requests for Additional Copies. Questions and requests for assistance or additional copies of the Offer to Exchange/Prospectus, this Letter of Transmittal, the OTA and the related applicable tax forms or any other required documents should be directed to the information agent at its address and telephone number set forth below.

IMPORTANT: THIS LETTER OF TRANSMITTAL, THE OTA AND RELATED APPLICABLE TAX FORMS AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE BRAZILIAN SHARE REGISTRAR PRIOR TO THE EXPIRATION TIME.

The Letter of Transmittal, the OTA and the related tax forms enclosed herewith and any other required documents should be sent or delivered by each investor or such investor’s broker, dealer, bank, trust company or other nominee to the Brazilian share registrar at one of its addresses set forth herein.

IMPORTANT TAX INFORMATION

Under the federal income tax law, unless an exemption applies, a holder of Santander Brasil units whose tendered Santander Brasil units are accepted for exchange is required to provide the U.S. Exchange Agent with such holder’s correct TIN on the Substitute Form W-9. If such holder is an individual, the TIN is such holder’s Social Security Number If the U.S. Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder may be subject to backup withholding based on 28% of the reportable amount.

Certain holders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide a Form W-8BEN or W-8BEN-E. Intermediary entities will provide a Form W-8IMY for the entity, and a Form W-8BEN or Form W-9, as may be required, for each beneficial owner along with a withholding statement. Such a Form W-8 may be obtained from the U.S. Exchange Agent. Exempt U.S. shareholders, other than foreign individuals (i.e., corporations, etc.) should furnish their TIN, check the “Exempt payee” line and sign, date and return the Substitute Form W-9 to the U.S. Exchange Agent.

If backup withholding applies, the U.S. Exchange Agent is required to withhold a percentage of any reportable payments made to the holder at the Withholding Rate. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a holder of Santander Brasil units with respect to Santander Brasil units exchanged pursuant to the exchange offer, the shareholder is required to notify the U.S. Exchange Agent of such holder’s correct TIN (or the TIN of another payee) by completing the Substitute Form W-9 included hereon certifying that the TIN provided is correct.

Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for copies of the Offer to Exchange/Prospectus, this Letter of Transmittal, the OTA, the IRS Form W-8 and other tender offer materials may also be directed to the Information Agent. A holder of Santander Brasil units may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

The Information Agent for the Exchange Offer is:

D.F. KING & CO., INC.

48 Wall Street

New York, New York 10005

Banks and Brokerage Firms, Please Call Collect:

(212) 269-5550

Shareholders and All Others Call Toll-Free:

1 (800) 735-3107

Assignment of Book-entry / Registered Units

Assignor
Name/Corporate Name	Shareholder code

Address	Number	Suite / floor	ZIP CODE

District	City	State	Country	Telephone
CNPJ/CPF	Date of birth		Nationality	Marital Status

Occupation/Corporate Activity	E - mail	Identity Card

Assignee
Name/Corporate	Shareholder code
Name Banco Santander S.A

Address Ciudad Grupo Santander Avenida de Cantabria	Number s/n	Suite / floor Edificio Pereda, 1a planta	ZIP CODE 28660

District Boadilla del Monte	City Madrid	State	Country Spain	Telephone +34 91 259 6514
CNPJ/CPF 05.707.616/0001-10	Date of birth N/A		Nationality Spanish	Marital Status N/A

Occupation/Corporate Activity Holding	E - mail	Identity Card N/A

Bank		Branch Number	Type of account	Account number
Number	Name	(w/o dac)	[ ] Bank account [ ] Savings account	D A C

Units to be assigned
Issuing Company
Banco Santander (Brasil) S.A.
Type	Class	Number	Amount R$	Amount in writing
Units			N/A

Assignment

Assignor hereby assigns to Banco Santander, S.A., and the assignee accepts the units mentioned above effective on the date of the consummation of the exchange offer that is the subject matter of the Offer to Exchange/Prospectus forming a part of the Registration Statement on Form F-4 (the “Form F-4”) of Banco Santander, S.A., filed with the Securities and Exchange Commission of the United States of America, in exchange for American Depositary Shares (ADSs) of Banco Santander, S.A.

Assignor hereby recognizes and authorizes Banco Santander (Brasil) S.A. to place a stop transfer order on the units mentioned above with effect from this date of this document until the consummation of the exchange offer or the termination or expiration of the exchange offer, whichever occurs earlier.

Proxy

With respect to the units mentioned above, assignor and assignee (“grantors”), hereby appoint as proxy manager Banco Santander (Brasil) S.A., with head office at Av. Juscelino Kubitschek, 2235 – 12º andar, Vila Olímpia, São Paulo, SP 04543 011, Federative Republic of Brazil, to execute, on grantors’ behalf, in the proper share register of the respective issuing company, the terms for the assignment of the units mentioned above, tendered/assigned by assignor to assignee, with Banco Santander (Brasil) S.A. being authorized to perform all the acts necessary to the faithful compliance with this instrument, as well as delegate, with reservation of powers.

Assignor hereby represents that it is fully aware of the Form F- 4, which sets forth the terms and conditions of the exchange offer that is the subject of the Form F-4.

Assignor and Assignee certify that they are aware of all tax laws applicable to them and undertake full and sole responsibility for the collection of the taxes that may be due as a result of the assignment of the units subject matter of this instrument.

This document is being provided in both Portuguese and English languages. The English version of this document is an official translation of the document in Portuguese. In case of any conflict, the Portuguese version must prevail.

Transferência de Certificados de Depósitos de Ações Escriturais / Nominativas

Cedente
Nome/Razão Social	Código acionista

Endereço	Número	Complemento	CEP

Bairro	Cidade	Estado	País	Telefone
CNPJ/CPF	Data de nascimento		Nacionalidade	Estado civil

Profissão/Atividade	E - mail	Documento de identidade

Cessionário
Nome/Razão Social	Shareholder code
Name Banco Santander S.A

Endereço Ciudad Grupo Santander Avenida de Cantabria	Número s/n	Complemento Edificio Pereda, 1a planta	CEP 28660

Bairro Boadilla del Monte	Cidade Madrid	Estado	País Spain	Telefone +34 91 259 6514
CNPJ/CPF 05.707.616/0001-10	Data de nascimento N/A		Nacionalidade Spanish	Estado civil N/A

Profissão/Atividade Holding	E - mail	Documento de identidade N/A

Banco		Agência numero	Type of account	Account number
Number	Name	(sem dac)	[ ] Corrente [ ] Poupança	Número	D A C

Certificados de depósitos de ações a serem transferidas
Empresa Emissora
Banco Santander (Brasil) S.A.
Tipo	Espécie	Quantidade	Preço R$	Quantidade por extenso
Certificados de depósitos de ações			N/A

Transferência

Pelo presente instrumento, o cedente transfere ao cessionário, Banco Santander, S.A., e o cessionário aceita os certificados de depósitos de ações acima mencionados, em vigor na data da consumação da oferta de permuta, que é o objeto da Oferta de Permuta/Prospecto constituindo uma parte da Declaração de Registro no Form F-4 (“Formulário F-4”) do Banco Santander, S.A., registrada na Securities and Exchange Commission dos Estados Unidos da América, em troca de American Depositary Shares (ADSs) do Banco Santander, S.A.

Pelo presente instrumento, o cedente reconhece e autoriza o Banco Santander (Brasil) S.A. a colocar uma ordem de bloqueio dos certificados de depósitos de ações acima mencionados, em vigor a partir da presente data deste documento até a consumação da oferta de permuta ou da rescisão ou expiração da oferta de permuta, o que ocorrer primeiro.

Procuração

Com relação aos certificados de depósitos de ações mencionados acima, o cedente e o cessionário (“outorgantes”), neste ato nomeiam seu bastante procurador o Banco Santander (Brasil) S.A., com sede na Av. Juscelino Kubitschek, 2235 – 12º andar, Vila Olímpia, São Paulo, SP 04543 011, República Federativa do Brasil, para assinar, em nome dos outorgantes, no livro próprio da respectiva empresa emissora, os termos de transferência dos certificados de depósitos de ações, acima mencionados, permutadas/cedidas pelo cedente ao cessionário, estando o Banco Santander (Brasil) S.A. autorizado a praticar todos os atos necessários ao fiel cumprimento do presente instrumento, assim como substabelecer, com ressalva de poderes.

O cedente neste ato declara ter pleno conhecimento do Formulário F-4, que estabelece os termos e condições da oferta de permuta que é o objeto do Formulário F-4.

O cedente e o cessionário certificam que têm conhecimento de todas as leis fiscais aplicáveis e assumem inteira e exclusiva responsabilidade pelo recolhimento dos tributos eventualmente devidos, em virtude da transferência dos certificados de depósitos de ações objeto deste termo.

Este instrumento está sendo assinado em duas línguas, português e inglês. A versão em inglês deste documento é uma tradução oficial do documento em português. Em caso de qualquer conflito, a versão em português deve prevalecer.

For the Institution’s use/Reservado a Instituição

Place and date/Local e Data

Assignor’s signature (Notarization of signature for authenticity)/Assinatura do Cedente (Reconhecimento de Firma por Autenticidade)

Assignee’s signature (Notarization of signature for authenticity)/Assinatura do Cessionário (Reconhecimento de Firma por Autenticidade)

ATTACHMENT I – MODEL FOR STATEMENT OF NO TAX DUE

Statement (Law No. 11033 of December de 21, 2004, article 5, paragraph 1)

(Name of seller), resident and domiciled at (full address), enrolled in the Individual Taxpayers’ Register (CPF)/National Register of Legal Entities (CNPJ) under No. [—], states that there is no Income Tax due as regards the assignment of units under his/her/its holding transacted outside the stock market, with no intermediation.

Signatory is aware that providing false information is a crime against tax order set forth in article 2 of Law 8137 of December 27, 1990, without prejudice to other applicable penalties.

This document is being provided in both Portuguese and English languages. The English version of this document is an official translation of the document in Portuguese. In case of any conflict, the Portuguese version must prevail

Place and date.

SIGNATURE OF THE PERSON RESPONSIBLE

Certification of the signature by the entity in charge of the registration

ANEXO I MODELO DE DECLARAÇÃO DE INEXISTÊNCIA DE IMPOSTO DEVIDO

Declaração (Lei nº 11.033, de 21 de dezembro de 2004, art. 5º, § 1º)

(Nome do alienante), residente e domiciliado em (endereço completo), inscrito no Cadastro de Pessoas Físicas (CPF) / Cadastro Nacional da Pessoa Jurídica (CNPJ) sob o nº     , declara a inexistência de Imposto sobre a Renda devido na transferência de titularidade de certificados de depósitos de ações negociadas fora do mercado de bolsa, sem intermediação.

O signatário está ciente de que a falsidade na prestação destas informações de crime contra a ordem tributária prevista no art. 2º da Lei nº 8.137, de 27 de dezembro de 1990, sem prejuízo das demais sanções cabíveis.

Este instrumento está sendo assinado em duas línguas, português e inglês. A versão em inglês deste documento é uma tradução oficial do documento em português. Em caso de qualquer conflito, a versão em português deve prevalecer.

Local e data.

ASSINATURA DO RESPONSÁVEL

Certificaçâo da assinatura pela entidade encarregada do registro

(Local, data e assinatura)

STATEMENT

(Name of Seller) enrolled in the Individual Taxpayers’ Register (CPF) under No. [—], resident and domiciled at [—], in the City of [—], states, for purposes of compliance with provisions in article 5 of Law 11033/04 and article 14 of IN SRF 487/04, that at the time of the disposal of the units of Banco Santander (Brasil) S.A. in Private Market (outside the Stock Market), there was capital gain as described below:

Acquisition amount: R$

Disposal amount: R$

Gain ascertained with disposal: R$

Income tax due: R$

Name of acquirer: Banco Santander, S.A.

CPF/CNPJ: 05.707.616/0001-10

Signatory undertakes that on providing false information, he/she shall be subject, jointly with the other persons contributing with such false information, to the penalties set forth in criminal and tax legislation related to fraudulent misrepresentation (article 299 of the Penal Code) and to crime against tax order set forth in Law 8137 of December 27, 1990, and also undertaking to deliver the copy of the Federal Revenue Payment Form (DARF) duly paid.

This document is being provided in both Portuguese and English languages. The English version of this document is an official translation of the document in Portuguese. In case of any conflict, the Portuguese version must prevail

(Place, date and signature)

D E C L A R A Ç Ã O

(Nome do Alienante) inscrito no Cadastro de Pessoas Físicas (CPF) sob Nº [—], residente e domiciliado na [—], na Cidade de [—], declara para cumprimento ao disposto no artigo 5º da Lei 11.033/04 e artigo 14 da IN SRF 487/04, que por ocasião da alienação de certificados de depósitos de ações da empresa Banco Santander (Brasil) S.A. em Mercado Privado (Fora do recinto de Bolsa de Valores), houve ganho de capital conforme demonstrado abaixo:

Valor de aquisição : R$

Valor de alienação : R$

Ganho Apurado na alienação: R$

Imposto de Renda Devido: R$

Nome do adquirente: Banco Santander, S.A.

CPF/CNPJ: 05.707.616/0001-10

O signatário assume que a falsidade na prestação destas informações o sujeitará, juntamente com as demais pessoas que contribuírem com tais informações falsas, às penalidades previstas na legislação criminal e tributária, relativas à falsidade ideológica (artigo 299 do Código Penal) e ao crime contra a ordem tributária previsto na Lei nº 8.137, de 27 de dezembro de 1990, comprometendo-se ainda a entregar cópia da DARF devidamente paga.

Este instrumento está sendo assinado em duas línguas, português e inglês. A versão em inglês deste documento é uma tradução oficial do documento em português. Em caso de qualquer conflito, a versão em português deve prevalecer

(Local, data e assinatura).

STATEMENT

[Name of the company] with head office in [—] duly organized and enrolled in the National Register of Legal Entities (CNPJ) under No. [—], submitted to the taxable profit regime (actual, presumed profit or profit determined by tax authorities or even opting for SIMPLES) through its legal representative undersigned, states, for purposes of compliance with provisions in article 5 of Law 11033/04, that at the time of the disposal of the units of Banco Santander (Brasil) S.A. in Private Market (outside the Stock Market), there was (or there was not) capital gain as ascertained and registered in its bookkeeping accounting method as described below:

Acquisition amount: R$

Disposal amount: R$

Gain ascertained with disposal: R$

Income tax due: R$

Name of acquirer: Banco Santander, S.A.

CPF/CNPJ: 05.707.616/0001-10

Signatory undertakes that on providing false information, he/she shall be subject, jointly with the other persons contributing with such false information, to the penalties set forth in criminal and tax legislation related to fraudulent misrepresentation (article 299 of the Penal Code) and to crime against tax order set forth in Law 8137 of December 27, 1990.

This document is being provided in both Portuguese and English languages. The English version of this document is an official translation of the document in Portuguese. In case of any conflict, the Portuguese version must prevail

(Place, date and signature)

D E C L A R A Ç Ã O

[Nome da sociedade], com sede em [—] devidamente constituída e inscrita no Cadastro Nacional da Pessoa Jurídica (CNPJ) sob Nº [—], submetida ao regime de tributação com base no lucro (real, presumido ou arbitrado ou ainda optante pelo SIMPLES), por seu representante legal infra assinado, declara para cumprimento ao disposto no artigo 5º da Lei 11.033/04, que por ocasião da alienação de certificados de depósitos de ações da empresa Banco Santander (Brasil) S.A. em Mercado Privado (Fora do recinto de Bolsa de Valores), houve (ou não houve) ganho de capital apurado e reconhecido em sua escrituração contábil conforme demonstrado abaixo:

Valor de Aquisição : R$

Valor de Alienação : R$

Ganho Apurado na alienação: R$

Imposto de Renda Devido: R$

Nome do adquirente: Banco Santander, S.A.

CPF/CNPJ: 05.707.616/0001-10

O signatário assume que a falsidade na prestação destas informações o sujeitará, juntamente com as demais pessoas que contribuírem com tais informações falsas, às penalidades previstas na legislação criminal e tributária, relativas à falsidade ideológica (artigo 299 do Código Penal) e ao crime contra a ordem tributária (previsto na Lei nº 8.137, de 27 de dezembro de 1990).

Este instrumento está sendo assinado em duas línguas, português e inglês. A versão em inglês deste documento é uma tradução oficial do documento em português. Em caso de qualquer conflito, a versão em português deve prevalecer.

(Local, data e assinatura)